Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 13, 2025, with respect to the consolidated financial statements of Adobe Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP

Santa Clara, California
June 25, 2025